Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-198725 and No. 333-146378) and Form S-3 (No. 333-232592 and 333-262310) of our report dated March 29, 2022 relating to the consolidated financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in lululemon athletica inc.’s Annual Report on Form 10-K for the 52-week year ended January 30, 2022.

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, Canada
March 29, 2022